Exhibit 10.11

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (“Agreement”), dated as of April 28, 2023, by and among MIRA PHARMACEUTICALS, INC., a Florida corporation (the “Company”), and BAY SHORE TRUST (the “Holder”). All capitalized terms used herein without definition shall have the meanings set forth in the Warrant Agreement (as defined below).

RECITALS

A. Pursuant to that certain Promissory Note and Loan Agreement dated as of April 28, 2023, among the Company and the Holder (the “Loan Agreement”), the Company has the right to borrow up to an aggregate of $5,000,000 from the Holder.

B. As an inducement to enter into the Loan Agreement and as a condition thereto, the Company has agreed to issue Warrant Shares to the Holder pursuant to the terms of the Common Stock Purchase Warrant dated April 28, 2028, among the Company and the Holder (the “Warrant Agreement”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. As used in this Section 1, the following terms shall have the following meanings:

(a) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(b) “Holder” means a holder of Registrable Securities as shown in records of the Company.

(c) “Registrable Securities” means (i) all Common Shares issuable to the Holder pursuant to the Warrant; and (ii) any interest in the Company or any successor issued or issuable with respect to the foregoing Shares by way of replacement, dividend, split, or in connection with any combination of Common Shares, recapitalization, or otherwise (including, without limitation, securities issued in connection with any conversion of the Company from a limited liability company to a corporation or other entity). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale or transfer of such securities has been declared effective under the Securities Act, (b) such securities shall become saleable pursuant to Rule 144 (or any successor provision) under the Securities Act (and the holder thereof is able to sell, transfer or otherwise convey all of such Registrable Securities within any three-month period without violating any volume restriction thereunder), or (c) they shall have ceased to be outstanding.

(d) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(e) “SEC” shall mean the Securities and Exchange Commission or any successor agency.

(f) “Securities Act” means the Securities Act of 1933, as amended.

(g) “Shares” means collectively the Common Shares and Warrant Shares.

2. Demand Registration.

(a) At any time after the first (1st) anniversary of closing of the Company’s initial underwritten public offering of its common stock, if the Company shall receive at any time a written notice from the Holders of at least a majority of the then outstanding Registrable Securities (“Initiating Holders”) requesting that the Company effect a registration under the Securities Act of all or a part of the Registrable Securities held by such Holders, then the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities; and

(ii) exercise commercially reasonable efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of Section 2(b), by notice to the Company within thirty (30) days after the giving of the Company’s notice under Section 2(a)(i).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2(a) and the Company shall include such information in the written notice referred to in subsection 2(a). The underwriter will be selected by the Initiating Holders with the consent of the Company, which shall not be unreasonably withheld. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the other Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the underwriters provide written notice to the Company that the total amount of Registrable Securities requested by members to be included in such offering exceeds the amount of securities to be sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities that the underwriters determine in their sole discretion will not materially and adversely affect such offering, and the Registrable Securities to be included shall be apportioned pro rata among the requesting Holders of Registrable Securities; provided that at least 50% of the Registrable Securities requested to be included in such registration must be included therein, and the anticipated aggregate offering price of such registration must exceed $15,000,000.

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(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2 after the Company has effected two (2) registrations pursuant to this Section 2 and such registration statements have been declared effective and the sales of all Registrable Securities covered by such registration statements have closed.

(d) No demand right under this Section 2 shall be construed to limit any registration required under Section 3 or Section 4 herein.

3. “Piggy-Back” Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for members other than the Holders) any of its shares or other securities under the Securities Act, other than a registration relating solely to the sale of securities to participants in a stock plan on Form S-8, or a registration on Form S-4 relating solely to a transaction pursuant to the SEC’s Rule 145 (or any successors to such forms), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after the giving of such notice by the Company, the Company shall, subject to the provisions of Section 3(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 3 to include any Holder’s Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters). If the underwriters provide written notice to the Company that the total amount of securities, including Registrable Securities, requested by Members to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not materially and adversely affect such offering, and the Registrable Securities to be included, if any, shall be apportioned pro rata (with each group) among first, the securities the Company proposed to have registered; second, the Registrable Securities requested to be included apportioned pro rata among the requesting Holders of Registrable Securities, provided that the holders of Registrable Securities shall be entitled to have registered at least 25% of the total securities to be registered in such offering (except the Company’s initial public offering, for which the Company may exclude all Registrable Securities); and third, any members exercising any contractual or incidental registration rights subordinate to the rights of the Holders. For purposes of the preceding sentence concerning apportionment, for any selling Holder that is a partnership, corporation, or limited liability company, the partners, retired partners, members or stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

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(c) No incidental right under this Section 3 shall be construed to limit any registration required under Section 2 or Section 4 herein.

4. Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company agrees:

(a) to promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

(b) as soon as practicable after receiving such a request, to use its best efforts effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company.

(c) Notwithstanding the foregoing provisions of this Section 4, the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at a reasonably anticipated aggregate price to the public of less than $5,000,000; or (iii) there has been within six months of the initial request for such registration a registration effected pursuant to this Section 4.

(d) Registrations effected pursuant to this Section 4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2 or 3, respectively.

5. Deferral and Termination. Notwithstanding anything contained in this Agreement, the Company shall not be obligated to effect any registration pursuant to Sections 2 or 3 of this Agreement if the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company or its members for a registration statement to be filed in the near future, in which case the Company’s obligation to use its reasonable efforts to complete a registration shall be deferred for a period or periods determined by the Company; provided that the Company may not defer any registration or registrations pursuant to this section for more than ninety (90) days in any period of twelve consecutive months.

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6. Obligations of the Company.

(a) Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (but subject to providing counsel to the Holders with a reasonable opportunity to review and comment on all documents):

(i) Prepare and file with the SEC a registration statement that complies with the provisions of the Securities Act and the rules and regulations of the SEC thereunder with respect to such Registrable Securities within the time period specified by the applicable section under which the registration statement is being effected, thereafter use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the distribution contemplated in the registration statement has been completed.

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with each Holder’s intended method of disposition.

(iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.

(iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any managing underwriter; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(vi) Use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of a registration statement covering Registrable Securities and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Holders of the issuance of such order and the resolution thereof.

(vii) Promptly notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

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(viii) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(ix) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(x) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 2, if such securities are being sold through underwriters, (i) an opinion dated as of such date of the counsel representing the Company for the purposes of such registration in the form given to the underwriters in such underwritten public offering, and (ii) a copy of the “cold comfort” letter dated as of such date from the independent certified public accountants of the Company to the underwriters in such underwritten public offering, addressed to the underwriters.

(b) The Company shall not grant any registration rights which conflict with, or otherwise limit, any of the rights granted hereunder.

7. Deferral and Termination. Notwithstanding anything contained in this Agreement, the Company shall not be obligated to effect any registration pursuant to Sections 3 or 4 of this Agreement if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the managers of the Company, it would be seriously detrimental to the Company or its members for a registration statement to be filed in the near future, in which case the Company’s obligation to use its reasonable efforts to complete a registration shall be deferred for a period or periods determined by the Company; provided that the Company may not defer any registration or registrations pursuant to this section for more than ninety (90) days in any period of twelve consecutive months. The right of the Holders to exercise any registration rights pursuant to this Agreement shall terminate on the earlier of the third anniversary of the closing of an Initial Public Offering or at such time as all holders of Registrable Securities shall be permitted to sell such securities within a 90-day period under Rule 144 of the Securities Act of 1933, as amended.

8. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such securities.

9. Expenses of Registrations. The Company shall pay all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to this Agreement, including, without limitation, (i) all registration, filing, and qualification fees (including, but not limited to, filing fees with the SEC, fees due to FINRA and fees due for listing on any stock exchange or for qualifying for quotation); (ii) printers and accounting fees; (iii) fees and disbursements of counsel for the Company; and (iv) the reasonable fees and disbursements of one counsel for the selling Holders. In no event shall the Company be responsible for any broker or similar commissions of any Holder or any legal fees or other costs of the Holders.

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10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each Affiliate of a Holder, any underwriter (as defined in the Securities Act) for such Holder, and each person (if any) who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act, or other federal or state law (collectively, “Losses”), insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act, or any state securities law; and the Company will pay to each such Holder, Affiliate of such Holder, underwriter, or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Losses; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any Loss to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person (if any) who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement, and any controlling person of any such underwriter or other Holder, against any Losses to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 9(b) in connection with investigating or defending against any such Losses; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and further provided that in no event shall any indemnity under this Section 9(b) exceed the net proceeds of securities sold under the registration statement received by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to participate in such defense at its own expense and, in addition (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel and participate in the defense, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 9 only to the extent materially prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and the applicable Holder agree to contribute to the aggregate Losses to which the Company or the Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall the Holder be responsible for any amount in excess of the net proceeds of securities sold by it under the registration statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holder. The Company and the Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Holder within the meaning of either the Securities Act or the 1934 Act and each Affiliate, employee, agent or representative of the Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the 1934 Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

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(e) The obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of Registrable Securities covered by a registration statement under this Agreement.

11. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or permit a Holder to sell securities of the Company pursuant to a registration on Form S-3, the Company agrees to use its best efforts:

(a) to make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b) to take such action, including the voluntary registration of its common stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

(d) to furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

12. Lock-Up Agreement. Each Holder hereby agrees that, during the period (not to exceed one hundred eighty (180) days) specified by the underwriters of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act (other than a registration relating solely to employee benefit plans on Form S-8 or a registration relating solely to an SEC Rule 145 transaction on Form S-4, or successors to such forms), such Holder shall not, to the extent requested by such underwriters, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except securities included in such registration; provided, however, that all officers, managers and directors of the Company and all holders of at least one percent (1%) of the Company’s outstanding securities (on an as-converted basis) enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of a Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

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13. Participation in Underwritten Registrations.

(a) Underwriting Arrangements. No Person may participate in any Piggyback Registration Statement hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under such underwriting arrangements.

(b) Agreement To Provide Information. Each holder of Registrable Securities seeking registration of its Registrable Securities pursuant to the terms of this Agreement will furnish promptly to the Company and any managing underwriter such information regarding such holder and the proposed distribution of the Registrable Securities by such holder as they may request and as may be required in connection with any registration, qualification, or compliance referred to in this Agreement. In the event that a holder of Registrable Securities fails or refuses to provide such information for any reason within a reasonable time after a request therefor by the Company or the managing underwriter, if any, the Company will be relieved of obligations to include such Registrable Securities in such registration.

14. General Provisions.

(a) No Inconsistent Agreements. The Company will not on or after the date hereof, without the consent of the holders of not less eighty percent (80%) of the voting power of the Common Shares, grant to any Person rights as to registration of securities that are superior to the rights granted hereunder or that otherwise materially conflict with the provisions hereof.

(b) Remedies. All remedies under this Agreement, or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c) Term. Except as specifically otherwise provided herein, the provisions of this Agreement shall terminate upon the earliest to occur of the following: (i) no Registrable Securities remain outstanding; (ii) all of the Registrable Securities may be transferred, sold, or otherwise disposed of in accordance with the provisions of Rule 144(e) or 144(k) promulgated under the Securities Act (and the holders thereof are able to sell, transfer or otherwise convey all of such Registrable Securities within any three-month period without violating any volume restriction thereunder); or (iii) the third anniversary of any Initial Public Offering; provided, however, that the indemnification provisions in Section 9 shall survive the termination of this Agreement.

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(d) Amendments and Waivers. Except as otherwise specifically provided herein, this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of at least two-thirds of the then outstanding Registrable Securities.

(e) Assignment. This Agreement shall be binding upon and inure to the benefit and be enforceable by the parties hereto, and their respective successors and permitted assigns, whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of holders of Registrable Securities also are for the benefit of, and enforceable by, any subsequent holder of such Registrable Securities so long as, and to the extent that, such securities continue to be Registrable Securities and have not been sold, assigned or otherwise transferred in violation of the Operating Agreement or applicable laws or regulations.

(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect of the subject matter contained herein. This agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered in accordance with the notice provision of the Warrant Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

MIRA PHARMACEUTICALS, INC.

By:	/s/ Erez Aminov
Name:	Erez Aminov
Its:	Chief Executive Officer

HOLDER:

BAY SHORE TRUST

By:	/s/ George Cappy
Name:	George Cappy
Its:	Trustee

Signature page to Registration Rights Agreement